UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 12, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Purchase Agreement

On January 12, 2017, Sanchez Energy Corporation (for the limited purposes set forth therein) (the “Company”), SN EF Maverick, LLC, a subsidiary of the Company (“SN Maverick”), SN EF UnSub, LP, an unrestricted, non-guarantor subsidiary of the Company for purposes of the agreements governing the Company’s indebtedness (“SN UnSub”), and Aguila Production, LLC, an entity controlled by affiliates of The Blackstone Group L.P. (“Aguila” and, together with SN Maverick and SN UnSub, the “Buyers”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Anadarko E&P Onshore, LLC and Kerr-McGee Oil & Gas Onshore LP (together, the “Sellers”), pursuant to which the Buyers agreed to purchase all of the right, title and interest of the Sellers in certain developed and undeveloped oil and gas assets in Maverick, Dimmit, Webb and LaSalle Counties, Texas, consisting of approximately 318,000 gross (155,000 net) acres and an average approximate 49.00% working interest therein (the “Comanche Eagle Ford Assets”).

The base purchase price for the Comanche Eagle Ford Assets is approximately $2,275,000,000, subject to customary purchase price adjustments for revenues and expenses, title and environmental defects and title benefits, and all amounts paid by the Sellers prior to the closing of the transactions contemplated by the Purchase Agreement with respect to any hedging contracts requested by the Buyers.  The Purchase Agreement provides that SN Maverick will pay 13% of the purchase price and SN UnSub will pay 37% of the purchase price (including through a $100 million cash contribution from other Company entities) and SN UnSub and SN Maverick would acquire approximately 77,500 net acres and an average approximate 24.50% working interest in the aggregate (and approximately 50% and 0%, respectively, of the estimated proved developed producing  reserves (PDPs), 20% and 30%, respectively, of the estimated proved developed non-producing reserves (PDNPs), and 20% and 30%, respectively, of the proved undeveloped reserves (PUDs)), and Aguila will pay 50% of the purchase price and would acquire approximately 77,500 net acres and an average approximate 24.50% working interest in the aggregate (and approximately 50% of the estimated PDPs, PDNPs and PUDs).

Upon execution of the Purchase Agreement, the Buyers delivered a deposit equal to 5% of the base purchase price to the Sellers, half of which was in the form of a cash deposit from SN Maverick and SN UnSub, and half of which was in the form of an irrevocable letter of credit from Aguila’s equity sponsor.

Additionally, at the closing of the transactions contemplated by the Purchase Agreement, the parties will execute a development agreement pursuant to which the Buyers will commit to completing and equipping 60 wells per year for 5 years.  If the Buyers complete and equip more than 60 wells in a year, they may apply such additional wells (up to a maximum of 30 additional wells) toward the following years’ 60-well requirements.  If the Buyers fail to complete and equip the required number of wells in a given year (after applying any qualifying additional wells from previous years), the Buyers must pay Anadarko E&P Onshore, LLC a default fee of $200,000 for each well they failed to timely complete and equip.

The transactions contemplated by the Purchase Agreement are expected to close by the end of the first quarter of 2017, subject to the satisfaction of customary closing conditions.  The Purchase

Agreement contemplates that the effective time for the acquisition will be 12:01 a.m. on July 1, 2016. The Purchase Agreement contains representations and warranties, covenants, and termination and indemnification provisions that are customary for this type of transaction.

A working interest owner (the “Tag Owner”) holds a tag-along right, exercisable until February 12, 2017, to sell its interest in the Comanche Eagle Ford Assets (which is approximately one-half (1/2) of the Sellers’ interest) on the same terms and conditions as set forth in the Purchase Agreement. If the Tag Owner exercises its tag-along right, the aggregate consideration payable by the Buyers in the transaction would increase by approximately $1,137,500,000 and the Buyers will enter into a separate purchase and sale agreement with the Tag Owner, on substantially the same terms and conditions as the Purchase Agreement, to acquire the Tag Owner’s interest in the Comanche Eagle Ford Assets.

In connection with the entry into the Purchase Agreement, JPMorgan Chase Bank, N.A., Citibank, N.A., and certain of their affiliates (together, the “Lenders”) have committed to arrange and provide to SN UnSub a $500 million senior secured reserve based revolving credit facility (which will be reduced to a $330 million senior secured reserve based revolving credit facility if the Tag Owner does not exercise its tag-along right) (the “SN UnSub Credit Facility”) on the terms, and subject to the conditions, set forth in that certain debt financing commitment letter, dated as of January 12, 2017, by and among SN UnSub and the Lenders, subject to certain customary market “flex” provisions.  The Buyers’ obligations under the Purchase Agreement, including those of SN UnSub, are not conditioned on the receipt of financing.

The representations and warranties and covenants in the Purchase Agreement were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

This summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Securities Purchase Agreement

As part of the financing for the acquisition of the Comanche Eagle Ford Assets, on January 12, 2017, the Company, SN UnSub, SN EF UnSub GP, LLC, the general partner of SN UnSub (the “SN UnSub General Partner”), SN UR Holdings, LLC, a subsidiary of the Company (“SN UR Holdings”), SN EF UnSub Holdings, LLC, a subsidiary of SN UR Holdings (the “Common Unit Purchaser”), GSO ST Holdings Associates LLC (“GSO Associates”), and GSO ST Holdings LP (the “Preferred Unit Purchaser”) entered into a Securities Purchase Agreement (the “SPA”). The Preferred Unit Purchaser is an investment vehicle owned by funds managed or advised by GSO Capital Partners LP (“GSO” and such funds, the “GSO Funds”) and GSO Associates, the Preferred Unit Purchaser’s general partner, is a controlled affiliate of GSO.

The SPA provides that, at the closing of the transactions contemplated by the Purchase Agreement and subject to the other terms and conditions provided therein, (i) the Common Unit

Purchaser will purchase 100,000 common units of SN UnSub for $100,000,000, (ii) the Preferred Unit Purchaser will purchase at least 500,000 preferred units of SN UnSub for $500,000,000 plus, at the Preferred Unit Purchaser’s sole election, additional preferred units if SN UnSub intends to incur senior debt other than pursuant to the SN UnSub Credit Facility, if there is an unsuccessful syndication of the SN UnSub Credit Facility, or the availability under the SN UnSub Credit Facility as of the closing (assuming that the closing of the purchase and sale agreement with the Tag Owner does not occur simultaneously or is separate) will be less than $65,000,000 (the “Debt Replacement Units”), (iii) SN UR Holdings will purchase 99 common units in SN UnSub General Partner for nominal consideration, (iv) GSO Associates will purchase 1 common unit in SN UnSub General Partner for nominal consideration and (v) the GSO Funds will receive (a) 1,500,000 shares of the Company’s common stock and (b) warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments.

In addition, the Preferred Unit Purchaser has committed, pursuant to the terms and conditions of the SPA, to purchase additional preferred units (and, at its sole option, additional Debt Replacement Units) at a simultaneous or separate closing of a purchase and sale agreement with the Tag Owner. The Preferred Unit Purchaser’s total commitment for both potential transactions is $800,000,000, for which the Company paid a commitment fee to the Preferred Unit Purchaser upon the execution of the SPA (the “Commitment Fee”). The Commitment Fee will be refunded to the Company if the SPA is terminated due to the Preferred Unit Purchaser’s uncured breach of its representations and warranties or covenants in the SPA.  The SPA also provides that, at the closing of the transactions contemplated by the Purchase Agreement or the separate closing of the purchase and sale agreement with the Tag Owner, if applicable, the Company must pay the Preferred Unit Purchaser an additional cash commitment fee equal to 2.5% of any amounts funded with respect to Debt Replacement Units purchased by the Preferred Unit Purchaser at the applicable closing, if any.

At the closing of the transactions contemplated by the Purchase Agreement, the applicable parties thereto will enter into (i) an amended and restated partnership agreement of SN UnSub providing for, among other things, the rights of the preferred units acquired by the Preferred Units Purchaser and the rights of the common units acquired by the Common Units Purchaser; (ii) an amended and restated limited liability company agreement of SN UnSub General Partner providing for, among other things, the rights of the common units to be acquired by SN UR Holdings and the common unit to be acquired by GSO Associates in SN UnSub General Partner; (iii) a management services agreement pursuant to which Sanchez Oil & Gas Corporation will provide general and administrative and related services to SN UnSub; (iv) the JDA (as defined and described below); (v) a registration rights agreement that will grant to certain of the GSO Funds acquiring the Company’s common stock and warrants to purchase shares of Company common stock certain registration rights for the shares of the Company’s common stock issuable upon the exercise of such warrants and shares of Company common stock to be issued under the SPA; (vi) a standstill and voting agreement that will provide for certain voting, transfer and other restrictions with respect to securities of the Company and its subsidiaries acquired by the GSO funds and (vii) a non-solicitation agreement restricting the solicitation and hiring of certain employees of the Company and its affiliates by GSO and its affiliates.

In addition, on January 12, 2017, SN Maverick and SN UnSub (and the Company for the limited purposes set forth therein) entered into a Hydrocarbons Purchase and Marketing Agreement pursuant to which SN Maverick agreed to purchase and market SN UnSub’s hydrocarbons attributable to its portion of the Comanche Eagle Ford Assets until December 31, 2034, unless earlier terminated as provided for therein.  On January 12, 2017, the Company, SN UnSub and SN Maverick also entered into a letter agreement regarding (i) the equitable allocation, relative to their interests or as otherwise agreed, between SN Maverick and UnSub of adjustments to the purchase price pursuant to the Purchase Agreement, (ii) certain reimbursements to be made in favor of SN Maverick and/or the Company by SN UnSub (or vice versa) in connection with indemnification obligations of SN Maverick (or SN UnSub) under the Purchase Agreement related to the other party’s interests, (iii) certain fees to be paid by SN UnSub to SN Maverick, (iv) certain post-closing credit support to be provided in favor of SN UnSub by SN Maverick in connection with the Purchase Agreement and (v) certain matters related to the ownership and sale of properties in which the parties hold a joint interest.

The SPA otherwise contains representations and warranties, covenants, and termination and indemnification that are customary for this type of transaction. The representations and warranties and covenants in the SPA were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the SPA should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

This summary of the SPA does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Interim Investors Agreement

In connection with the execution of the Purchase Agreement, on January 12, 2017, the Company, SN Maverick, SN UnSub (together with the Company and SN Maverick, the “Sanchez Parties”), Aguila Production HoldCo, LLC (“Aguila Holdco”), and Aguila, a wholly owned subsidiary of Aguila Holdco, Blackstone Capital Partners VII L.P. (“BCP VII”) and Blackstone Energy Partners II L.P. (“BEP II” and, together with BCP VII, Aguila and Aguila Holdco, the “Blackstone Parties”) entered into an Interim Investors Agreement (the “Interim Investors Agreement”) to govern the relationship between the Sanchez Parties and the Blackstone Parties pending the closing of the transactions contemplated by the Purchase Agreement and provide for certain agreements to be entered into among the Sanchez Parties and the Blackstone Parties and their affiliates in connection with the closing of the transactions contemplated by the Purchase Agreement.

The Interim Investors Agreement provides that the parties or certain affiliates of the parties will enter into (i) a management services agreement pursuant to which an affiliate of the Company (the “Manager”) would provide general and administrative and related services to Aguila Holdco and its subsidiaries; (ii) an amended and restated limited liability company agreement of Aguila Holdco pursuant to which the Manager would become a member of and owner of profits interests in Aguila Holdco; and (iii) certain production marketing agreements pursuant to which SN Maverick would purchase and market Aguila’s crude oil, NGLs and gas on the closing date of the transactions contemplated by the Purchase Agreement (or, in the case of the marketing agreements, after such closing date upon the termination of certain transition services to be provided by the Sellers) in order to provide for the administration, development and operation of the Comanche Eagle Ford Assets.

The Interim Investors Agreement also provides that the Company, on the one hand, and certain of the Blackstone Parties, on the other, will enter into certain agreements to govern the relationships between or among the parties upon the acquisition of any Company securities by Aguila Holdco in connection with the transactions contemplated by the Purchase Agreement, including a standstill and voting agreement that will provide for certain voting, transfer and other restrictions with respect to securities of the Company and its subsidiaries and a shareholders agreement providing Aguila Holdco with the right to designate an observer to the board of directors of the Company.

The Interim Investors Agreement includes a pre-emptive right for Aguila Holdco to acquire up to 15% of any new shares of the Company’s common stock that the Company issues for cash on or after the date the Purchase Agreement is publicly announced, subject to certain exceptions, if the offering results in net proceeds to the Company of at least $100,000,000, unless waived by Aguila Holdco.  The pre-emptive right only applies to the first of such offerings, if any, and will terminate on the date on which Aguila Holdco has failed to (i) exercise its pre-emptive rights within the five-day period prescribed in the Interim Investors Agreement or (ii) consummate a purchase for which it has exercised its pre-emptive rights within the time period specified in the Interim Investors Agreement.

The Interim Investors Agreement also contemplates that the Company will issue to Aguila Holdco a warrant to purchase 6,500,000 shares of the Company’s common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments, on the closing date of the transactions contemplated by the Purchase Agreement.

The Interim Investors Agreement provides that the Company and Aguila Holdco will enter into a registration rights agreement that will grant to Aguila Holdco certain registration rights for the shares of the Company’s common stock issuable upon the exercise of the warrants or acquisition of any shares of common stock of the Company upon exercise of Aguila Holdco’s preemptive right under the Interim Investors Agreement.

The Interim Investors Agreements also includes provisions regarding the actions of the Buyers under the Purchase Agreement and includes mutual indemnification provisions in connection with either party’s failure to perform under the Purchase Agreement, including its failure to fund its portion of the consideration payable by it under the Purchase Agreement, and the termination of the Purchase Agreement.

The representations and warranties and covenants in the Interim Investors Agreement were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the Interim Investors Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

This summary of the Interim Investors Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Interim Investors Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Joint Development Agreement

The Interim Investors Agreement also provides that the Company (for the limited purposes set forth therein), SN Maverick, SN UnSub and Aguila would enter into an eight-year (subject to earlier termination as provided for therein) joint development agreement (the “JDA”) on the closing date of the transactions contemplated by the Purchase Agreement that provides for the administration, operation and transfer of the jointly-owned Comanche Eagle Ford Assets.

The JDA provides for the parties to (i) establish an operating committee which will control the timing, scope and budgeting of operations on the Comanche Eagle Ford Assets (subject to certain exceptions) and (ii) designate SN Maverick as operator of the Comanche Eagle Ford Assets and certain other interests (subject to forfeiture in the event of certain default events). The operating committee is to consist of six representatives, two of which would be appointed by SN Maverick, one of which would be appointed by SN UnSub and three of which would be appointed by Aguila.

If (i) the operating committee is unable to approve a budget and work plan within the time periods specified in the JDA or (ii) either Aguila or SN Maverick otherwise elects to cause a division of operatorship under the JDA for any reason during a budget negotiation period or, as applicable, in the event of an Equitable Partition (as defined below), then, either Aguila or SN Maverick will have the right to cause a division of operatorship pursuant to which, subject to the terms of the JDA and any applicable joint operating agreements, the rights to operatorship pursuant to applicable joint operating agreements will be divided between Aguila and SN Maverick on a geographic wellpad-by-wellpad basis.

Subject to certain exceptions, the JDA prohibits direct or indirect transfers of a party’s interests in the Comanche Eagle Ford Assets prior to the third anniversary of the date of the JDA.  After the third anniversary, each party will have (i) certain tag-along rights in the event that another party directly or indirectly proposes to transfer 35% or more of its interests in the Comanche Eagle Ford Assets (including, in the case of Aguila, certain change of control transactions with respect to the Company) and (ii) certain rights of first offer in connection with certain proposed direct or indirect transfers of any of a party’s Comanche Eagle Ford Assets.  In addition, if at any time after the third anniversary of the JDA (or within nine months following the termination of the JDA), Aguila desires to directly or indirectly transfer all or substantially all of its and its affiliates’ interests in a specified area which includes the area in which the Comanche Eagle Ford Assets are located (a “Sale Transaction,” including a Sale Transaction Equitable Partition (as defined below) but not an Alternative Equity Partition (as defined below)), subject to certain exceptions, Aguila may require the Company, SN Maverick, SN UnSub, and their respective affiliates to sell or otherwise convey their interests within such area comprising 75% of the fair market value of such area (the “Included Percentage”) to Aguila’s transferee.  However, if the transfer of such land would result in the Company transferring all or substantially all of its assets pursuant to applicable law, then such applicable percentage of fair market value shall be such lesser percentage that would not constitute all or substantially all of the Company’s assets pursuant to applicable law, but in no event less than 66%  (such area, the “Included Sale Transaction Area,” and the remainder of such designated area, the “Excluded Sale Transaction Area” and such remaining percentage, the “Excluded

Percentage”). At the time of the Sale Transaction, Aguila and its affiliates must convey all of their interests within the Excluded Sale Transaction Area to SN and SN UnSub (a “Sale Transaction Equitable Partition”) or, in lieu thereof, make such conveyance pursuant to an alternative partition such that the Included Sale Transaction Area comprises interests in such designated area equal to 50% of the aggregate fair market value of such designated area (or such other percentage proportionate to the parties’ interests, if applicable) (such percentage, the “Aguila Percentage”).  The Excluded Sale Transaction Area comprises that percentage of interests in such designated area equal to 100% less the Aguila  Percentage (an “Alternative Equitable Partition” and together with a Sale Transaction Equitable Partition, each an “Equitable Partition”).

In the event that Aguila is unable to cause the Company, SN Maverick, SN UnSub and/or their respective affiliates to participate in a Sale Transaction as a result of any of the limitations set forth in the JDA, then Aguila  will have the right to effectuate an Alternative Equitable Partition, whereby Aguila will be entitled to all interests of the parties in the Included Sale Transaction Area and SN and SN UnSub will be entitled to all interests of the Parties in the Excluded Sale Transaction Area and the parties will use their respective reasonable best efforts to effect such Alternative Equitable Partition as promptly as practicable. In connection with the effectuation of an Alternative Equitable Partition and to the extent a Sale Transaction has not been consummated, the parties shall use their respective reasonable best efforts to cause Aguila or its designee (or if applicable the transferee in a Sale Transaction) to become operator under each joint operating agreement applicable to the conveyed assets included in the Included Sale Transaction Area and cause SN Maverick or its designee to become operator under each joint operating agreement applicable to the assets included in the Excluded Sale Transaction Area.

In connection with a Sale Transaction, the form of consideration will consist of either (i) all cash or (ii) cash and not more than 25% in value of publicly traded securities, subject to certain exceptions and limitations in SN Maverick’s debt agreements.  In addition, Aguila may not cause Sanchez Energy, SN Maverick, SN UnSub and their respective affiliates to participate in a Sale Transaction unless the consideration received by Sanchez Energy, SN Maverick, SN UnSub and their respective affiliates achieves certain specified thresholds and satisfies certain other requirements specified in the JDA.

The JDA also will establish an area of mutual interest in respect of an area surrounding the vicinity of the Comanche Eagle Ford Assets for a period of five years from the date the JDA is signed or termination of the JDA, whichever occurs first.

This summary of the JDA does not purport to be complete, and is qualified in its entirety by reference to the full text of the JDA, which is filed as Exhibit B to the Investors Agreement.

Item 3.02.             Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K regarding the contemplated issuances of (i) warrants to purchase 6,500,000 shares of the Company’s common stock to Aguila Holdco and (ii) 1,500,000 shares of the Company’s common stock and warrants to purchase 2,000,000 shares of the Company’s stock to the GSO Funds is incorporated by reference into this Item 3.02.  The securities will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as an issuance not involving a public offering.

Item 7.01.             Regulation FD Disclosure.

On January 12, 2017, the Company issued a press release relating to the transactions described in Item 1.01 of this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

The following materials are included as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit
2.1

Purchase and Sale Agreement, dated January 12, 2017, by and among Anadarko E&P Onshore LLC, Kerr-McGee Oil & Gas Onshore LP, SN EF Maverick, LLC, SN EF UnSub, LP, and Aguila Production, LLC and, solely for the purposes of Section 15.22 and Schedule 13.4(a), Sanchez Energy Corporation.

10.1

Securities Purchase Agreement by and among Sanchez Energy Corporation, SN UR Holdings, LLC, SN EF UnSub Holdings, LLC, SN EF UnSub, LP, SN EF UnSub GP, LLC, GSO ST Holdings Associates LLC, and GSO ST Holdings LP.

10.2

Interim Investors Agreement, dated as of January 12, 2017, by and among Sanchez Energy Corporation, SN EF Maverick, LLC, SN EF UnSub, LP, Aguila Production, LLC, Aguila Production HoldCo, LLC, Blackstone Capital Partners VII L.P., and Blackstone Energy Partners II L.P.

99.1	Press Release, dated January 12, 2017.

Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: January 17, 2017	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Purchase and Sale Agreement, dated January 12, 2017, by and among Anadarko E&P Onshore LLC, Kerr-McGee Oil & Gas Onshore LP, SN EF Maverick, LLC, SN EF UnSub, LP, and Aguila Production, LLC and, solely for the purposes of Section 15.22 and Schedule 13.4(a), Sanchez Energy Corporation

10.1

Securities Purchase Agreement by and among Sanchez Energy Corporation, SN UR Holdings, LLC, SN EF UnSub Holdings, LLC, SN EF UnSub, LP, SN EF UnSub GP, LLC, GSO ST Holdings Associates LLC, and GSO ST Holdings LP.

10.2

Interim Investors Agreement, dated as of January 12, 2017, by and between Sanchez Energy Corporation, SN EF Maverick, LLC, SN EF UnSub, LP, Aguila Production, LLC, Aguila Production HoldCo, LLC, Blackstone Capital Partners VII L.P., and Blackstone Energy Partners II L.P.

99.1	Press Release, dated January 12, 2017

Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.